

<ARTICLE>                     5
<LEGEND>
         This schedule contains summary financial information extracted from the consolidated  financial  statements of Ethan Allen Interiors,  Inc. for the quarter ended September 30, 1997 and is qualified in its entirey by reference to such financial statements.
</LEGEND>
<CIK>                                          0000896156
<NAME>                                         0
<MULTIPLIER>                                   1,000
<CURRENCY>                                     U.S. Dollars

<PERIOD-TYPE>                                  3-MOS
<FISCAL-YEAR-END>                              JUN-30-1998
<PERIOD-START>                                 JUL-01-1997
<PERIOD-END>                                   SEP-30-1997
<EXCHANGE-RATE>                                1<F1>
<CASH>                                         30,274
<SECURITIES>                                   0
<RECEIVABLES>                                  33,789<F2>
<ALLOWANCES>                                   0
<INVENTORY>                                    110,747
<CURRENT-ASSETS>                               208,558<F3>
<PP&E>                                         269,560
<DEPRECIATION>                                 93,087
<TOTAL-ASSETS>                                 446,687<F4>
<CURRENT-LIABILITIES>                          71,671<F5>
<BONDS>                                        66,235<F6>
<PREFERRED-MANDATORY>                          0
<PREFERRED>                                    0<F7>
<COMMON>                                       295<F8>
<OTHER-SE>                                     276,385<F9>
<TOTAL-LIABILITY-AND-EQUITY>                   446,687
<SALES>                                        152,494
<TOTAL-REVENUES>                               152,494<F10>
<CGS>                                          81,728
<TOTAL-COSTS>                                  81,728
<OTHER-EXPENSES>                               0
<LOSS-PROVISION>                               0
<INTEREST-EXPENSE>                             1,513<F11>
<INCOME-PRETAX>                                23,235
<INCOME-TAX>                                   9,201
<INCOME-CONTINUING>                            14,034
<DISCONTINUED>                                 0
<EXTRAORDINARY>                                0
<CHANGES>                                      0
<NET-INCOME>                                   14,034
<EPS-PRIMARY>                                  0.48<F12>
<EPS-DILUTED>                                  0.48<F13>



<F1>     Not applicable. All figures for Ethan Allen Interiors Inc. are in U.S.
         Dollars.

<F2>     Figure for  receivables is net of allowances  for doubtful  accounts of
         $2,404.

<F3>     Includes prepaid expenses of $8,738.

<F4>     Includes goodwill of $8,995 (net of amortization).

<F5>     Includes current portion of long-term debt of $1,064 as of Septemer 30,
         1997.

<F6>     Includes  long-tern  debt of  $63,890  (net of the  current  portion of long-term debt) and capitalized leases of $2,345 (net of the current portion of capitalized leases). As of September 30, 1997 outstanding long-term debt of Ethan Allen on a consolidated basis consisted of (i) 8.75% senior notes of $52,404, (ii) 9.75% mortgage note of $1,543 (net of current portion), (iii) industrial revenue bonds of $8,455, and (iv) other of $1,488 (net of current portion). For a description of the terms of Ethan Allen's long-term debt, see Footnote 7 to Ethan Allen's fiscal 1997 Consolidated Financial Statements.

<F7>     As of September 30, 1997, Ethan Allen had no shares of preferred stock,
         $.01 par value per share, outstanding. For a description of Ethan Allen's preferred stock as of June 30, 1997, see Ethan Allen's fiscal 1997 Consolidated Statement of Stockholders' Equity and Footnote 9 to Ethan Allen's fiscal 1997 Notes to Consolidated Financial Statements.

<F8>     As of September 30, 1997,  Ethan Allen had 29,519,197  shares of common stock, $.01 par value per share, issued. This amount reflects the two-for-one stock split as of September 2, 1997. For a description of Ethan Allen's common stock as of June 30, 1997, see Ethan Allen's fiscal 1997 Consolidated Statement of Stockholders' Equity and Footnote 9 of Ethan Allen's fiscal 1997 Consolidated Financial Statements.

<F9>     Consists of $259,167 of additional paid in capital, $31,051 of retained earnings, and employees and ($13,833) of treasury stock.

<F10>    In the quarter ended  September 30, 1997,  Ethan Allen's  revenues were derived from sales generated by its wholesale and retail operations.

<F11>    Consists of $1,404 of  interest  expense  and $109 of  amortization  of deferred costs during fiscal 1997.

<F12>    Earnings per share for the quarter ended September 30, 1997, was $0.48.
         For information on Ethan Allen's earnings per share, see Ethan Allen's Consolidated Financial Statements for the quarter ended September 30, 1997.

     <F13>  Earnings per share on a fully  diluted  basis for the quarter  ended
September 30, 1996, were $0.48.

